Exhibit 99.01

Green Dot Reports Third Quarter 2018 Results

•	Achieves record-setting Q3 revenue

•	Raises top and bottom line guidance again for full year 2018
Pasadena, CA - November 7, 2018 - Green Dot Corporation (NYSE: GDOT) today reported financial results for the quarter ended September 30, 2018.
For the third quarter of 2018, Green Dot reported total operating revenues of $230.6 million and GAAP net income and GAAP diluted earnings per common share of $4.6 million and $0.08, respectively. Green Dot also reported adjusted EBITDA1 and non-GAAP diluted earnings per common share1 of $45.1 million and $0.59, respectively.
Differences between GAAP and non-GAAP results were accentuated in the quarter primarily due to two unique operating expenses impacting the Company’s GAAP results. First, the Company resolved the final performance period payment under an earn-out provision for the 2014 acquisition of the Company’s tax refund processing business. The Company agreed to a payment of $13.5 million, which is accrued on its consolidated balance sheet as of September 30, 2018 and reflected as a component of other general and administrative expenses on its consolidated income statement during the quarter. Second, the Company accelerated $4.2 million of stock-based compensation expense during the quarter associated with retirement eligible employees pursuant to its recently adopted retirement policy. Stock-based compensation is reflected as a component of compensation and benefits expenses on the Company’s consolidated income statement. These expenses have been excluded from the Company’s non-GAAP results.
Said Green Dot Founder and CEO, Steve Streit, “As evidenced by our double-digit year over year organic growth thus far in 2018, we believe Green Dot’s products and platform strategy is in the right place at the right time. Furthermore, our expanding margins and increasing profitability provides us the ability to incrementally invest selectively in the many new business opportunities and platform enhancements before us such that we can be best positioned to deliver yet another year of double-digit top and bottom line growth in 2019.”
GAAP financial results for the third quarter of 2018 compared to the third quarter of 2017:

•
Total operating revenues on a generally accepted accounting principles (GAAP) basis were $230.6 million for the third quarter of 2018, up from $201.6 million for the third quarter of 2017, representing a year-over-year increase of 14%.

•	GAAP net income was $4.6 million for the third quarter of 2018 compared to $13.6 million for the third quarter of 2017, representing a year-over-year decrease of 66%.

•	GAAP diluted earnings per common share was $0.08 for the third quarter of 2018 compared to $0.26 for the third quarter of 2017, representing a year-over-year decrease of 69%.
Non-GAAP financial results for the third quarter of 2018 compared to the third quarter of 2017:1

•
Adjusted EBITDA[1] was $45.1 million, or 19.6% of total operating revenues for the third quarter of 2018, up from $33.9 million, or 16.8% of total operating revenues for the third quarter of 2017, representing a year-over-year increase of 33%.

•	Non-GAAP net income[1] was $32.2 million for the third quarter of 2018, up from $17.8 million for the third quarter of 2017, representing a year-over-year increase of 80%.

•	Non-GAAP diluted earnings per share[1] was $0.59 for the third quarter of 2018, up from $0.34 for the third quarter of 2017, representing a year-over-year increase of 74%.

1
Reconciliations of net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

The Company believes the following measures are the primary indicators of quarterly and annual revenues and expenses:
Gross Dollar Volume - represents the total dollar volume of funds loaded to the Company’s account products. The Company uses this metric to analyze the total amount of money moving onto its account programs, determine the overall engagement and usage patterns of its account holder base and serves as a leading indicator of revenue generated through its Account Services segment products, inclusive of interest income generated on deposits held at Green Dot Bank, fees charged to account holders and interchange revenues generated through the spending of account balances.
Number of Active Accounts - represents any bank account within our Account Services segment that is subject to United States Patriot Act compliance and, therefore, requires customer identity verification prior to use and is intended to accept ongoing customer cash or ACH deposits.  This includes general purpose reloadable prepaid card accounts, demand deposit or "checking" accounts, and credit card accounts in the Company’s portfolio that had a purchase, deposit or ATM withdrawal transaction during the applicable quarter. The Company uses this metric to analyze the overall size of its active customer base and to analyze multiple metrics expressed as an average across this active account base.
Purchase Volume - represents the total dollar volume of purchase transactions made by the Company’s account holders. This metric excludes the dollar volume of ATM withdrawals. The Company uses this metric to analyze interchange revenue, which is a key component of its financial performance.
Number of Cash Transfers - represents the total number of cash transfer transactions conducted by consumers, such as a point-of-sale swipe reload transaction, the purchase of a MoneyPak or an e-cash mobile remittance transaction marketed under various brand names, that the Company conducted through its retail distributors in a specified period. This metric excludes disbursements made through the Company’s Simply Paid wage disbursement platform. The Company reviews this metric as a measure of the size and scale of its retail cash processing network, as an indicator of customer engagement and usage of its products and services, and to analyze cash transfer revenue, which is a key component of the Company’s financial performance.
Number of Tax Refunds Processed - represents the total number of tax refunds processed in a specified period. The Company reviews this metric as a measure of the size and scale of its tax refund processing platform and as an indicator of customer engagement and usage of its products and services.
The following table shows the Company's quarterly key business metrics for each of the last seven calendar quarters under these revised definitions. Metrics previously reported in the Company’s latest Annual Report on Form 10-K have been restated for comparability with the new or revised metrics reflected above.

	2018			2017
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Gross dollar volume	$9,088	$9,413	$11,719	$8,425	$7,683	$7,511	$7,485
Number of active accounts at quarter end	5.43	5.86	6.01	5.30	5.27	5.15	5.05
Purchase volume	$5,918	$6,325	$7,470	$5,661	$5,235	$5,233	$5,505
Number of cash transfers	10.68	10.56	10.10	9.95	9.80	9.55	9.30
Number of tax refunds processed	0.10	2.79	8.75	0.06	0.10	2.41	8.60

For comparative purposes, the following table shows the Company's quarterly key business metrics for each of the last seven calendar quarters under the prior year definitions described in the Company's latest Annual Report on Form 10-K.

	2018			2017
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Gross dollar volume	$8,846	$9,261	$11,654	$8,556	$7,856	$7,687	$7,707
Number of active cards at quarter end	5.37	5.80	5.96	5.26	5.23	5.15	5.05
Purchase volume	$5,864	$6,280	$7,440	$5,645	$5,206	$5,226	$5,503
Number of cash transfers	10.68	10.56	10.10	9.95	9.80	9.55	9.30
Number of tax refunds processed	0.10	2.79	8.75	0.06	0.10	2.41	8.60
Said Mark Shifke, Green Dot’s Chief Financial Officer, “The continuing strong momentum in both the Account Services and Processing & Settlement Segments combined once again to deliver truly outstanding results for the quarter. We are very pleased with both our results and the underlying strategies and initiatives driving those results. And, as such, this strong performance enables us to once again raise both top and bottom line full year guidance for the remainder of the year.”
Updated Outlook for 2018
Green Dot has provided its updated outlook for 2018. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
Total Operating Revenues

•	Green Dot now expects its full year total operating revenues to be between $1,038 million and $1,042 million, versus its previous guidance range of $1,022 million and $1,032 million.
Adjusted EBITDA2

•	Green Dot now expects its full year adjusted EBITDA[2] to be between $247 million and $251 million, versus its previous guidance range of $244 million and $248 million.
Non-GAAP EPS2

•	Green Dot now expects its full year non-GAAP EPS[2] to be between $3.18 and $3.22, versus its previous guidance range of $3.03 and $3.08.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions except per share data)
Adjusted EBITDA	$247.0	$251.0
Depreciation and amortization*	(40.0)	(40.0)
Net interest income **	19.0	19.0
Non-GAAP pre-tax income	$226.0	$230.0
Tax impact***	(53.1)	(54.1)
Non-GAAP net income	$172.9	$175.9
Diluted weighted-average shares issued and outstanding	54.6	54.6
Non-GAAP earnings per share	$3.18	$3.22

*	Excludes the impact of amortization of acquired intangible assets
**	Excludes the impact of amortization of deferred financing costs
***	Assumes a non-GAAP effective tax rate of 23.5% for full year. This rate reflects the expected impact of the new tax law (the Tax Cuts and Jobs Act)

Supplemental Financial Presentation Information
As mentioned during Green Dot's previous quarterly earnings call on February 21, 2018, Green Dot will adjust its presentation of revenue beginning in 2019 to better reflect its successful evolution into a diverse technology-focused bank holding company that generates its revenue through a unique “Products and Platform” operating model.
Beginning in 2019, Green Dot will be presenting net interest income generated at Green Dot Bank from the investment of customer deposits as a component of GAAP total operating revenues, whereas today that item is reported below operating income and is consolidated along with net interest income generated outside the bank. Net interest income at Green Dot Bank is becoming an increasingly important revenue component as Green Dot Bank's ability to invest its growing customer balances and generate interest income is one of several unique advantages of Green Dot being not just a leading consumer technology company, but also a federally regulated bank. Net interest income generated outside of Green Dot Bank will continue to be reported below the line as it is currently.
Also beginning in 2019, Green Dot will be presenting a new non-GAAP revenue figure that reduces GAAP total operating revenue by commissions and certain processing-related costs associated with certain “Banking as a Service,” or “BaaS," partner programs, where the partner and not Green Dot controls customer acquisition. Green Dot believes that a net revenue presentation will better reflect the relevant amount of revenue Green Dot generates in respect of these types of BaaS platform programs.
The following table provides supplemental financial presentation information for third quarter 2018 and 2017 under the new format discussed above:

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In millions)
Total operating revenues	$230.6	$201.6	$803.9	$677.2
Account generated interest income	5.7	2.6	16.3	7.8
Total operating revenues (inclusive of interest income)	$236.3	$204.2	$820.2	$685.0
Adjustments*	(9.2)	(4.3)	(33.2)	(11.0)
Non-GAAP Revenues	$227.1	$199.9	$787.0	$674.0

Adjusted EBITDA[1]	$45.1	$33.9	$206.8	$173.6
Account generated interest income	5.7	2.6	16.3	7.8
Adjusted EBITDA[1] (inclusive of interest income)	$50.8	$36.5	$223.1	$181.4
Adjusted EBITDA1/Non-GAAP revenues (adjusted EBITDA margin)	22.4%	18.3%	28.3%	26.9%

*	Represents commissions and certain processing-related costs associated with BaaS products and services where Green Dot does not control customer acquisition

1
Reconciliations of net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Conference Call
The Company will host a conference call to discuss third quarter 2018 financial results today at 4:30 p.m. ET. Hosting the call will be Steve Streit, Chief Executive Officer, and Mark Shifke, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 348-8307, or for international callers (412) 902-4242. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671; and entering the conference ID 10125496. The replay of the webcast will be available until Wednesday, November 14, 2018. The call will be webcast live from the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's future performance contained under "Updated Outlook for 2018" and in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of November 7, 2018, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income and expense; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; employee stock-based compensation and related employer payroll taxes; incremental expenses related to the delay in migration of the Company’s remaining customer accounts from its former processor to its new processor; change in the fair value of contingent consideration; transaction costs; impairment charges; extraordinary severance expenses; legal settlement expenses; other charges and income; and income tax effects. This earnings release includes adjusted EBITDA, non-GAAP net income, and non-GAAP earnings per share. It also includes full-year 2018 guidance for adjusted EBITDA, non-GAAP net income and non-GAAP EPS. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation, [NYSE:GDOT], is a financial technology leader and bank holding company with a mission to power the banking industry’s branchless future. Enabled by proprietary technology and Green Dot’s wholly-owned commercial bank charter, Green Dot’s “Banking as a Service” platform is used by a growing list of America’s most prominent consumer and technology companies to design and deploy their own bespoke banking solutions to their customers and partners, while Green Dot uses that same integrated technology and banking platform to design and deploy its own leading collection of banking and financial services products directly to consumers through one of the largest retail banking distribution platforms in America. Green Dot products are marketed under brand names such as Green Dot, GoBank, MoneyPak, AccountNow, RushCard and RapidPay, and can be acquired through more than 100,000 retailers nationwide, thousands of corporate paycard partners, several “direct-2-consumer” branded websites, thousands of tax return preparation offices and accounting firms, thousands of neighborhood check cashing locations and both of the leading app stores. Green Dot Corporation is headquartered in Pasadena, California, with additional facilities throughout the United States and in Shanghai, China.

Contacts
Investor Relations
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$1,037,617	$919,243
Restricted cash	559	90,852
Investment securities available-for-sale, at fair value	14,946	11,889
Settlement assets	291,113	209,399
Accounts receivable, net	27,405	35,277
Prepaid expenses and other assets	46,150	47,086
Income tax receivable	5,071	7,459
Total current assets	1,422,861	1,321,205
Investment securities available-for-sale, at fair value	208,931	141,620
Loans to bank customers, net of allowance for loan losses of $1,334 and $291 as of September 30, 2018 and December 31, 2017, respectively	21,917	18,570
Prepaid expenses and other assets	7,657	8,179
Property and equipment, net	110,205	97,282
Deferred expenses	8,008	21,791
Net deferred tax assets	6,691	6,507
Goodwill and intangible assets	557,790	582,377
Total assets	$2,344,060	$2,197,531
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,205	$34,863
Deposits	1,006,202	1,022,180
Obligations to customers	144,278	95,354
Settlement obligations	14,885	6,956
Amounts due to card issuing banks for overdrawn accounts	2,274	1,371
Other accrued liabilities	137,516	123,397
Deferred revenue	18,195	30,875
Note payable	20,906	20,906
Income tax payable	68	74
Total current liabilities	1,374,529	1,335,976
Other accrued liabilities	26,985	30,520
Note payable	43,025	58,705
Net deferred tax liabilities	7,791	7,780
Total liabilities	1,452,330	1,432,981

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of September 30, 2018 and December 31, 2017; 52,664 and 51,136 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	53	51
Additional paid-in capital	378,103	354,789
Retained earnings	514,871	410,440
Accumulated other comprehensive loss	(1,297)	(730)
Total stockholders’ equity	891,730	764,550
Total liabilities and stockholders’ equity	$2,344,060	$2,197,531

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$113,474	$100,781	$364,317	$309,090
Processing and settlement service revenues	43,043	36,681	203,901	179,031
Interchange revenues	74,060	64,151	235,706	189,041
Total operating revenues	230,577	201,613	803,924	677,162
Operating expenses:
Sales and marketing expenses	72,745	65,586	247,191	207,415
Compensation and benefits expenses	57,070	47,271	166,055	139,355
Processing expenses	43,654	34,027	138,442	119,723
Other general and administrative expenses	62,193	41,677	153,760	116,050
Total operating expenses	235,662	188,561	705,448	582,543
Operating (loss) income	(5,085)	13,052	98,476	94,619
Interest income	6,153	2,635	17,542	7,812
Interest expense	(1,388)	(1,397)	(4,530)	(4,595)
(Loss) income before income taxes	(320)	14,290	111,488	97,836
Income tax (benefit) expense	(4,893)	651	7,057	24,177
Net income	$4,573	$13,639	$104,431	$73,659

Basic earnings per common share:	$0.09	$0.27	$2.01	$1.46
Diluted earnings per common share:	$0.08	$0.26	$1.92	$1.40
Basic weighted-average common shares issued and outstanding:	52,580	50,519	52,046	50,330
Diluted weighted-average common shares issued and outstanding:	54,615	52,923	54,437	52,788

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2018	2017
	(In thousands)
Operating activities
Net income	$104,431	$73,659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	28,154	25,282
Amortization of intangible assets	24,586	22,926
Provision for uncollectible overdrawn accounts	63,358	58,505
Employee stock-based compensation	37,373	27,384
Amortization of premium on available-for-sale investment securities	914	1,157
Change in fair value of contingent consideration	13,500	(7,500)
Amortization of deferred financing costs	1,195	1,191
Impairment of capitalized software	352	1,066
Changes in operating assets and liabilities:
Accounts receivable, net	(55,486)	(35,866)
Prepaid expenses and other assets	1,458	(4,775)
Deferred expenses	13,783	9,025
Accounts payable and other accrued liabilities	(13,315)	(12,541)
Deferred revenue	(11,587)	(12,764)
Income tax receivable/payable	2,452	14,711
Other, net	3,174	1,888
Net cash provided by operating activities	214,342	163,348

Investing activities
Purchases of available-for-sale investment securities	(128,991)	(58,665)
Proceeds from maturities of available-for-sale securities	45,774	57,784
Proceeds from sales of available-for-sale securities	11,125	29,074
Payments for acquisition of property and equipment	(43,397)	(32,373)
Net increase in loans	(5,617)	(13,732)
Acquisition, net of cash acquired	—	(141,493)
Net cash used in investing activities	(121,106)	(159,405)

Financing activities
Borrowings from notes payable	—	20,000
Repayments of borrowings from notes payable	(16,875)	(36,875)
Borrowings on revolving line of credit	—	335,000
Repayments on revolving line of credit	—	(335,000)
Proceeds from exercise of options	19,123	18,183
Taxes paid related to net share settlement of equity awards	(33,180)	(12,737)
Net (decrease) increase in deposits	(5,506)	97,270
Net decrease in obligations to customers	(24,861)	(11,835)
Contingent consideration payments	(3,856)	(1,907)
Repurchase of Class A common stock	—	(50,000)
Deferred financing costs	—	(164)
Net cash (used in) provided by financing activities	(65,155)	21,935

Net increase in unrestricted cash, cash equivalents and restricted cash	28,081	25,878
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,010,095	744,761
Unrestricted cash, cash equivalents and restricted cash, end of period	$1,038,176	$770,639

Cash paid for interest	$3,335	$3,404
Cash paid for income taxes	$4,313	$9,408

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$1,037,617	$708,265
Restricted cash	559	62,374
Total unrestricted cash, cash equivalents and restricted cash, end of period	$1,038,176	$770,639

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended September 30, 2018
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$193,763	$44,150	$(7,336)	$230,577
Operating expenses	149,876	42,923	42,863	235,662
Operating income (loss)	$43,887	$1,227	$(50,199)	$(5,085)

	Three Months Ended September 30, 2017
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$170,160	$39,088	$(7,635)	$201,613
Operating expenses	135,693	39,606	13,262	188,561
Operating income	$34,467	$(518)	$(20,897)	$13,052

	Nine Months Ended September 30, 2018
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$620,462	$207,914	$(24,452)	$803,924
Operating expenses	485,112	136,445	83,891	705,448
Operating income	$135,350	$71,469	$(108,343)	$98,476

	Nine Months Ended September 30, 2017
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$512,967	$187,862	$(23,667)	$677,162
Operating expenses	403,906	123,287	55,350	582,543
Operating income	$109,061	$64,575	$(79,017)	$94,619

The Company's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's deposit account programs, such as prepaid cards, debit cards, consumer and small business checking accounts, secured credit cards, payroll debit cards and gift cards. These deposit account programs are marketed under several of the Company's leading consumer brand names and under the brand names of the Company's Banking as a Service, or "BaaS," partners. The Processing and Settlement Services segment consists of revenues and expenses derived from the Company's products and services that specialize in facilitating the movement of cash on behalf of consumers and businesses, such as consumer cash processing services, wage disbursements and tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands, except per share data)
Net income	$4,573	$13,639	$104,431	$73,659
Employee stock-based compensation and related employer payroll taxes (3)	16,913	10,992	39,359	27,384
Amortization of acquired intangibles (4)	8,175	8,184	24,586	22,926
Change in fair value of contingent consideration (4)	13,500	—	13,500	(7,500)
Transaction costs (4)	(16)	45	(16)	2,231
Amortization of deferred financing costs (5)	398	399	1,195	1,191
Impairment charges (5)	177	52	352	1,066
Extraordinary severance expenses (6)	769	371	1,665	1,630
Incremental processor expenses, net (8)	—	(6,518)	—	2,870
Legal settlement expenses (5)	—	—	—	3,500
Other expenses (income) (5)	744	(373)	744	(373)
Income tax effect (7)	(13,043)	(8,951)	(37,670)	(29,412)
Non-GAAP net income	$32,190	$17,840	$148,146	$99,172
Diluted earnings per common share
GAAP	$0.08	$0.26	$1.92	$1.40
Non-GAAP	$0.59	$0.34	$2.72	$1.88

Diluted weighted-average common shares issued and outstanding	54,615	52,923	54,437	52,788

Supplemental Detail on Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands)
Class A common stock outstanding as of September 30:	52,664	50,659	52,664	50,659
Weighting adjustment	(84)	(140)	(618)	(329)
Dilutive potential shares:
Stock options	214	790	372	764
Restricted stock units	1,032	1,292	1,223	1,404
Performance based restricted stock units	780	306	791	282
Employee stock purchase plan	9	16	5	8
Diluted weighted-average shares issued and outstanding	54,615	52,923	54,437	52,788

GREEN DOT CORPORATION
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands)
Net income	$4,573	$13,639	$104,431	$73,659
Net interest income (2)	(4,765)	(1,238)	(13,012)	(3,217)
Income tax (benefit) expense	(4,893)	651	7,057	24,177
Depreciation and amortization of property and equipment (2)	9,938	8,140	28,154	25,282
Employee stock-based compensation and related employer payroll taxes (2)(3)	16,913	10,992	39,359	27,384
Amortization of acquired intangibles (2)(4)	8,175	8,184	24,586	22,926
Change in fair value of contingent consideration (2)(4)	13,500	—	13,500	(7,500)
Transaction costs (2)(4)	(16)	45	(16)	2,231
Impairment charges (2)(5)	177	52	352	1,066
Extraordinary severance expenses (2)(6)	769	371	1,665	1,630
Incremental processor expenses, net (2)(8)	—	(6,518)	—	2,870
Legal settlement expenses (2)(5)	—	—	—	3,500
Other expenses (income) (2)(5)	744	(373)	744	(373)
Adjusted EBITDA	$45,115	$33,945	$206,820	$173,635

Total operating revenues	$230,577	$201,613	$803,924	$677,162
Adjusted EBITDA/Total operating revenues (adjusted EBITDA margin)	19.6%	16.8%	25.7%	25.6%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

	FY 2018
	Range
	Low	High
	(In millions)
Net income	$112.1	$115.8
Adjustments (9)	134.9	135.2
Adjusted EBITDA	$247.0	$251.0

Total operating revenues	$1,042.0	$1,038.0
Adjusted EBITDA /Total operating revenues (Adjusted EBITDA margin)	23.7%	24.2%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	FY 2018
	Range
	Low	High
	(In millions, except per share data)
Net income	$112.1	$115.8
Adjustments (9)	60.8	60.1
Non-GAAP net income	$172.9	$175.9
Diluted earnings per share
GAAP	$2.05	$2.12
Non-GAAP	$3.18	$3.22

Diluted weighted-average shares issued and outstanding	54.6	54.6

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as the Company does. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses and related employer payroll taxes of approximately $16.9 million and $11.0 million for the three months ended September 30, 2018 and 2017, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as net interest income and expense, income tax benefit and expense, depreciation and amortization, employee stock-based compensation and related employer payroll taxes, incremental expenses related to the delay in migration of the Company’s remaining customer accounts from its former processor to its new processor, changes in the fair value of contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, legal settlement expenses, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies;

▪	to establish metrics for variable compensation; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
The Company does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(3)
This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units) and related employer payroll taxes. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. The Company also believes that it is not useful to investors to understand the impact of employee stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in the Company's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which the Company has limited to no control. This expense is included as a component of compensation and benefits expenses on the Company's consolidated statements of operations.

(4)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition related adjustments include the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on the Company's consolidated statements of operations.

(5)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in its non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include amortization attributable to deferred financing costs, impairment charges related to internal-use software, legal settlement expenses and other charges, as applicable for the periods presented. In determining whether any such adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items, except for amortization of deferred financing costs, which is included as a component of interest expense, are included within other general and administrative expenses on the Company's consolidated statements of operations.

(6)
During the three and nine months ended September 30, 2018, the Company recorded charges of $0.8 million and $1.7 million, respectively, for severance costs related to extraordinary personnel reductions. Although severance expenses are an ordinary part of its operations, the magnitude and scale of this ongoing reduction in workforce is not expected to be repeated. This expense is included as a component of compensation and benefits expenses on the Company's consolidated statements of operations.

(7)
Represents the tax effect for the related non-GAAP measure adjustments using the Company's year to date non-GAAP effective tax rate. It also excludes the impact of excess tax benefits related to stock-based compensation and one-time favorable adjustments to the Company’s deferred tax assets and liabilities, including the remeasurement of the Company’s deferred tax assets and liabilities associated with the Tax Cuts and Jobs Act (the “Tax Act”). As of September 30, 2018, the Company has not completed its accounting for the tax effects of the Tax Act. The Company’s tax benefit is provisional based on reasonable estimates for those tax effects. Changes to these estimates or new guidance issued by regulators may materially impact the Company’s provision for income taxes and effective tax rate in the period in which the adjustments are made. The Company expects to complete its accounting for the tax effects in the short term.

(8)
Represents the net incremental expenses associated with the Company's need to continue to support customer accounts on its legacy transaction processor that it had intended to migrate to its new processing platform in 2016.

(9)
These amounts represent estimated adjustments for net interest expense, income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, legal settlement expenses, and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).